Exhibit 99.1







                        President's Written Certification
                             Of Financial Statements
                       Pursuant to 18 U.S.C. Statute 1350



        Pursuant to 18 U.S.C. Statute 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies in his capacity as president of Ridgefield Acquisition Corp. (the "Company") that (a) the Annual Report of the Company on Form 10-KSB for the period ended December 31, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (b) the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.






                                            /s/ Steven N. Bronson
                                            ----------------------------------
                                            Steven N. Bronson, President